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                                                                    Exhibit 3.93



                        SIXTH AMENDMENT TO THE BYLAWS OF
                INTEGRATED SPECIALISTS MANAGEMENT SERVICES, INC.

1. Chapter 3, Section 300(a) entitled "Officer and Directors" is amended by deleting the same in its entirety and substituting in lieu thereof:

     "Section 300. Officers and Directors.

     (a) The officers of the corporation are the President or Chief Executive Officer, one or more Vice Presidents, the Secretary, the Treasurer and/or the Chief Financial Officer, and the Chairman of the Board; provided, however, that the Board of Directors shall not be required to elect any officer that is not required to be elected pursuant to the corporation law of the State of California."

2. Chapter 5, Section 502, entitled "Written Ballot of Shareholders" is amended by deleting the same in its entirety and substituting in lieu thereof:

     "Section 502. Reserved"

3. Chapter 5, Section 506(b), entitled "Record Date" is amended by deleting the same in its entirety and substituting in lieu thereof:

     "Section 506. Record Date.

     (b) Reserved."

4. Chapter 5, Section 514, entitled "Unanimous written consent of shareholders" is amended by deleting the same in its entirety and substituting in lieu thereof:

     "514.     Written consent of shareholders. Subject to any applicable requirements of the corporation law, any action which may be taken by the shareholders at any annual or special meeting may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the shareholders of outstanding shares having not less than the minimum

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number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted."


                            CERTIFICATE BY SECRETARY

I DO HEREBY CERTIFY AS FOLLOWS:

     That I am the duly elected, qualified, and acting Secretary of Integrated Specialists Management Services, Inc., and that the foregoing Sixth
Amendment to the Bylaws of Integrated Specialists Management Services, Inc. was approved by the Board of Directors on July 30, 2001.


                                             /s/ [ILLEGIBLE]
                                             ----------------------------
                                             Secretary





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